Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Rio Vista Energy Partners L.P. (“Rio Vista”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ian T. Bothwell, Acting Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista, and Ian T. Bothwell, Chief Financial Officer of Rio Vista GP LLC, the general partner of Rio Vista, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ian T. Bothwell

Ian T. Bothwell Acting Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P. April 9, 2007

/s/ Ian T. Bothwell

Ian T. Bothwell Chief Financial Officer of Rio Vista GP LLC, the general partner of Rio Vista Energy Partner L.P. April 9, 2007